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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form 10 of Grant Prideco, Inc. of our report dated October 22, 1999, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP
Houston, Texas
October 22, 1999